Exhibit 99.1

Actinium Announces Multiple Senior Leadership Appointments Including Chief Business and Commercial Officer, New Chief Medical Officer and Vice President, Patent and Legal Counsel

-	Arun Swaminathan, Ph.D. appointed as Chief Business and Commercial Officer, bringing 20+ years of industry experience in large pharmaceutical and biotech organizations

-	Avinash Desai, M.D. promoted to Chief Medical Officer to lead clinical development, clinical operations, and CMC

-	Paul Diamond, Ph.D., Esq., appointed Vice President, Patent and Legal Counsel to execute the Company’s IP strategy amidst its advancing clinical pipeline and R&D activity leveraging its AWE technology platform

NEW YORK, NY – September 23, 2021 – Actinium Pharmaceuticals, Inc. (NYSE AMERICAN: ATNM) (“Actinium” or the “Company”), a leader in the development of targeted radiotherapies for patients with unmet needs, today announced multiple senior leadership appointments including Arun Swaminathan, Ph.D., as Chief Business and Commercial Officer, Paul Diamond, Ph.D., as Vice President, Patent and Legal Counsel and Avinash Desai, M.D., who previously served as Executive Vice President, Clinical Development, Operations and Medical Affairs, to the position of Chief Medical Officer, effective immediately. These senior leadership additions add over 50 years of experience in key areas aligned with Actinium’s growth strategy.

Sandesh Seth, Actinium’s Chairman and CEO, said, “I am thrilled to welcome Arun and Paul to the Actinium team. Arun brings a unique blend of experiences across commercial-focused roles at global biopharmaceutical companies, as well as an entrepreneurial mindset and track record of value creation in smaller organizations. His scientific training, experience and business acumen make him ideal to lead our commercial planning for Iomab-B, following the recent completion of the Phase 3 SIERRA trial and to lead our business development activities focused on our clinical assets and AWE technology platform to further expand our leadership in target radiotherapies.”

Sandesh Seth, continued, “Equally exciting is Paul’s appointment, which coincides with our expansion in R&D, leveraging our AWE technology platform, which is expected to yield new programs in the coming months. Paul is a highly experienced and proven patent attorney who brings a strong scientific pedigree. He will be imbedded in the R&D activity at Actinium to ensure our patent portfolio is architected in line with our development objectives through value-added patent development and prosecution. With our clinical progress led by Iomab-B, novel clinical pipeline of actinium-225 targeted radiotherapies and enhanced R&D capabilities overlaid with our strong balance sheet, we are excited with the caliber of talent being attracted to and joining Actinium.”

“I am excited to announce Dr. Desai’s promotion to Chief Medical Officer, in place of Dr. Berger, who will be leaving the Company effective September 24th. I have been impressed with Dr. Desai’s execution since he joined Actinium last November. In this short time, he has taken the lead on clinical operations for Iomab-B and implemented strategies that led to the completion of our Phase 3 SIERRA trial, with the last 25 percent of patients being enrolled faster than any previous cohort, despite the challenging environment from the ongoing COVID pandemic. Additionally, he has assumed leadership of our CMC operations and further strengthened its integration with our clinical team. With SIERRA enrollment complete, Dr. Desai will leverage his extensive drug development experience to execute the BLA filing strategy he has led. Finally, with his extensive medical affairs experience in oncology, he will be invaluable in our Iomab-B commercial planning. With Dr. Desai and Dr. Swaminathan onboard, I am confident in our team’s capabilities and look forward to working with them in executing our strategic vision to create value for patients and shareholders.”

Dr. Swaminathan stated, “I am excited to join the Actinium team just as enrollment is completed for the pivotal Phase 3 SIERRA trial of Iomab-B. This is an exciting time in the Company’s evolution, as it sets the stage for us to further leverage the SIERRA study to expand our pipeline of target radiotherapies across hematologic and solid tumor indications, leveraging our AWE technology platform. With the growing interest in targeted radiotherapy, Actinium’s capabilities, clinical development experience, intellectual property and supply chain set us apart. Through the development of Iomab-B and Actimab-A, Actinium has gained tremendous insights into the development of targeted radiotherapies across multiple isotopes, targeting agents and indications, which I look forward to leveraging in my business development efforts. Additionally, through the Phase 3 SIERRA and Phase 1/2 Actimab-A trials, Actinium has developed a supply chain that can bring targeted radiotherapies to the point of care in many of the leading comprehensive cancer centers across the United States and Canada, where a significant number of patients with advanced cancers are treated. As we begin our commercial planning, first for Iomab-B, I am struck by the concentrated nature of the bone marrow transplant market and the opportunity to leverage a conditioning-focused commercial organization across transplant, cell, and gene therapies for potential future indications beyond acute myeloid leukemia. We believe there is a significant opportunity across several of these indications, which are expected to build upon the growing awareness of Iomab-B among transplant centers and physicians.”

Dr. Avinash Desai, added, “I am honored and excited to be promoted to the role of Chief Medical Officer at Actinium. I have a deep passion and energy for oncology drug development that I will continue to apply to the advancement of Actinium’s pipeline of novel and differentiated targeted radiotherapies together with my amazing clinical development, clinical operations, and CMC colleagues at Actinium. Across our pipeline, I believe we have the opportunity to transform patient outcomes, particularly in indications not adequately addressed by traditional therapeutics. Iomab-B is a prime example, as the older, relapsed/refractory AML patients with active disease are not considered eligible for transplant with traditional cytotoxic conditioning regimens, yet in the SIERRA trial, 100% of patients receiving Iomab-B have accessed transplant and engrafted without delay. After completing SIERRA enrollment with strong momentum, we look forward to preparing for a BLA filing and with Arun’s joining, beginning commercial planning for Iomab-B. Beyond Iomab-B, our Iomab-ACT initiative for cell and gene therapy conditioning and actinium-225 alpha therapy and combination trials in relapsed/refractory hematology indications have the same paradigm-shifting potential as Iomab-B. Finally, I am excited to leverage our clinical experience and capabilities with our AWE technology platform to unveil new targeted radiotherapies to further bolster Actinium’s pipeline.”

Arun Swaminathan, Ph.D., Chief Business and Commercial Officer

Dr. Swaminathan is a highly accomplished executive with over 20 years of experience in the global biopharmaceutical industry, which has included increasing positions of responsibility across commercial, business development, and clinical roles. He has a proven track record of converting great science into successful business opportunities. Prior to joining Actinium, Dr. Swaminathan was the Chief Business Officer and Senior Vice President at Alteogen Inc. a South Korea-based biopharmaceutical company that focuses on the development and commercialization of novel biologics. In this role, his negotiations with partners led to deals totaling over $6 billion in potential value, including agreements with two of the top ten global pharmaceutical companies. During his tenure at Alteogen, the Company’s market value increased from approximately $400 million to over $4 billion. Dr. Swaminathan joined Alteogen after they entered into an agreement with Lynkogen Inc. and gained full rights to develop the assets. As CEO and co-founder of Lynkogen, he raised capital, in-licensed potentially transformative drug candidates to address complex metabolic diseases and advanced Lynkogen from concept to a pre-clinical stage company with a lead drug candidate ready for IND enabling studies that he successfully negotiated for out-licensing.  Previously, Dr. Swaminathan held commercial and business development roles at Bristol Myers Squibb over 12 years during two tenures, most recently as Worldwide Brand Director, where he managed products with over $2 billion in annual sales across the top 10 global markets. Earlier at BMS, Dr. Swaminathan advanced from principal scientist to associate director, working on approved products including Nulojix®, Orencia® and Eliquis®. Between his tenures at BMS, he spent nearly four years at Covance (now Labcorp Drug Development), where he rose to Marketing Head, in charge of a $1 billion clinical business. Dr. Swaminathan received his Ph.D., Pharmaceutical Sciences at the University of Pittsburgh, and is a graduate of the Marketing Management Program at Wharton, University of Pennsylvania.

Avinash Desai, M.D., Chief Medical Officer

Dr. Desai is a hematologist/oncologist with nearly 25 years of drug development industry experience. Over the course of his career, Dr. Desai has successfully designed and implemented clinical development, U.S. and global medical affairs, and life cycle management plans for a variety of pharmaceutical products. This has included participation in multiple INDs, NDAs, and sNDA submissions and efficiently managing the product Scientific Advisory Boards (SAB) and Data and Safety Monitoring Boards (DSMB) for hematology, oncology, and therapeutic candidates. Most recently, Dr. Desai, served as Vice President, Head of U.S. Medical Affairs – Oncology at Glaxo Smith Kline (GSK). At GSK, he established the U.S. medical affairs oncology team that oversaw the launch readiness plans for three novel oncology products—Blenrep® in multiple myeloma, Zejula® in ovarian cancer, and dostarlimab in endometrial cancer. Prior to GSK, Dr. Desai has overseen the clinical development, implementation, and delivery of oncology life cycle management plans for various oncology therapies at several leading global pharmaceutical companies, including Eli Lilly & Company (Lilly), Janssen Pharmaceuticals, Inc. and Takeda, Inc.  Prior to GSK, he was the VP of Global Medical Affairs at Lilly, during which time he oversaw the global medical affairs team for Lilly's GI Oncology portfolio.  Earlier in his career, Dr. Desai contributed to the approval of Janssen's myeloma drug Darzalex® (daratumumab) and leading and strategically executing medical affairs activities globally for Velcade® (bortezomib).  Prior to Janssen, Dr. Desai was responsible for the international development of oncology products in solid tumors and hematological malignancies at Sanofi, where he successfully executed pivotal trials that led to NDA submission for Jevtana® (cabazitaxel).

Paul Diamond, Ph.D., Esq., Vice President, Patent and Legal Counsel

Dr. Diamond joins Actinium with over 20 years of experience in patent law, developing and executing IP strategy within the biotechnology industry. He joins Actinium from Enzo Biochem, Inc., where he was Senior Counsel, Patents and Business Development. As Enzo’s sole patent attorney and senior-most counsel, he reported to the CEO and led all IP related and essential in-house legal functions. During his time at Enzo, Dr. Diamond obtained critical, high-value patent coverage for key products and technologies and managed high-profile litigations and settlement negotiations that resulted in a number of sizeable settlements. Prior to Enzo, Dr. Diamond first practiced IP law at global law firm White & Case LLP before opening his own practice, Diamond Law Office, LLC, where he was of counsel to the firms Lucas & Mercanti, LLP and Zuber, Lawler & Del Duca, LLP. Paul received his law degree from Fordham University School of Law. He also has a strong scientific background, receiving a B.A. in Biology from The Johns Hopkins University and a Ph.D. in Molecular and Cellular Biology from Harvard University.

About Actinium Pharmaceuticals, Inc.

Actinium Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing targeted radiotherapies to deliver cancer-killing radiation with cellular level precision to treat patients with high unmet needs not addressed by traditional cancer therapies. Actinium’s current clinical pipeline is led by ARCs or Antibody Radiation-Conjugates that are being applied to targeted conditioning, which is intended to selectively deplete a patient's disease or cancer cells and certain immune cells prior to a BMT or Bone Marrow Transplant, Gene Therapy or Adoptive Cell Therapy (ACT) such as CAR-T to enable engraftment of these transplanted cells with minimal toxicities. Actinium’s targeted conditioning ARCs seek to improve patient outcomes and access to these potentially curative treatments by eliminating or reducing the non-targeted chemotherapy that is used for conditioning in standard practice currently. Our lead product candidate, I-131 apamistamab (Iomab-B) has been studied in several hundred patients including in the recently completed, 150-patient, pivotal Phase 3 Study of Iomab-B in Elderly Relapsed or Refractory Acute Myeloid Leukemia (SIERRA) trial for BMT conditioning. Iomab-ACT, low dose I-131 apamistamab is being studied as a targeted conditioning agent in a Phase 1 study with a CD19 CAR T-cell Therapy with Memorial Sloan Kettering Cancer Center. In addition, we are leaders in the field of Actinium-225 alpha therapies. Actimab-A, our clinical stage CD33 targeting ARC alpha therapy has been studied in nearly 150 patients including our ongoing combination trials with the salvage chemotherapy CLAG-M and the Bcl-2 targeted therapy venetoclax. Underpinning our clinical programs is our proprietary AWE (Antibody Warhead Enabling) technology platform. This is where our intellectual property portfolio of over 160 patents, know-how, collective research and expertise in the field are being leveraged to construct and study novel ARCs and ARC combinations to bolster our pipeline for strategic purposes. Our AWE technology platform is currently being utilized in a collaborative research partnership with Astellas Pharma, Inc. Website: https://www.actiniumpharma.com/

Forward-Looking Statements for Actinium Pharmaceuticals, Inc.

This press release may contain projections or other "forward-looking statements" within the meaning of the "safe-harbor" provisions of the private securities litigation reform act of 1995 regarding future events or the future financial performance of the Company which the Company undertakes no obligation to update. These statements are based on management's current expectations and are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with preliminary study results varying from final results, estimates of potential markets for drugs under development, clinical trials, actions by the FDA and other governmental agencies, regulatory clearances, responses to regulatory matters, the market demand for and acceptance of Actinium's products and services, performance of clinical research organizations and other risks detailed from time to time in Actinium's filings with the Securities and Exchange Commission (the "SEC"), including without limitation its most recent annual report on form 10-K, subsequent quarterly reports on Forms 10-Q and Forms 8-K, each as amended and supplemented from time to time.

Investors:

Hans Vitzthum
LifeSci Advisors, LLC
Hans@LifeSciAdvisors.com
(617) 430-7578

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